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                                                                     EXHIBIT 5.1





                                                 October 22, 1996





Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022



         Re:  BIG FLOWER PRESS HOLDINGS, INC.
              REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

         We have acted as special counsel to Big Flower Press Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing of its Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration of 1,315,704 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the "Shares"). The Shares will be offered for the account of certain selling stockholders of the Company pursuant to the reoffer prospectus included in the Registration Statement. The Shares include (i) 736,559 shares of Common Stock which are issuable upon the exercise of options to purchase Common Stock (the "Options"), which Options were originally issued by the Company under the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan, as amended (the "Plan"), and (ii) 579,145 shares of Common Stock which have been granted under the Plan (the "Issued Shares"). The Options and Issued Shares were previously issued in a private placement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         Members of our firm are admitted to the Bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that (i) upon the issuance and sale of shares of the Common Stock upon the exercise of the Options granted pursuant to the Plan and receipt by the Company of the exercise price of such Options, and subject to the Company completing all procedures required on its part to be taken prior to the issuance of the Common Stock upon the exercise of the Options pursuant to the terms of the Plan, the Common Stock to be issued upon exercise of the Options will be validly issued, fully paid and nonassessable; and (ii) the Issued Shares are validly issued, fully paid and nonassessable.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior express written consent. We


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hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,





                                       /s/ Skadden, Arps, Slate, Meagher & Flom















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